                                                                   EX-99.B(g)(3)


                    Funds Trust Securities Lending Agreement

                                    Exhibit A

1.   Arizona Tax-Free Fund
2.   Asset Allocation Fund
3.   California Limited Term Tax-Free Fund
4.   California Tax-Free Fund
5.   California Tax-Free Money Market Fund
6.   California Tax-Free Money Market Trust
7.   Cash Investment Money Market Fund
8.   Colorado Tax-Free Fund
9.   Corporate Bond Fund
10.  Diversified Bond Fund
11.  Diversified Equity Fund
12.  Diversified Small Cap Fund
13.  Equity Income Fund
14.  Equity Index Fund
15.  Equity Value Fund
16.  Government Money Market Fund
17.  Growth Balanced Fund
18.  Growth Equity Fund
19.  Growth Fund
20.  Income Fund
21.  Income Plus Fund
22.  Index Allocation Fund
23.  Index Fund
24.  Intermediate Government Income Fund
25.  International Equity Fund
26.  International Fund
27.  Large Cap Appreciation Fund
28.  Large Company Growth Fund
29.  Limited Term Government Income Fund
30.  Mid Cap Growth Fund
31.  Minnesota Money Market Fund
32.  Minnesota Tax-Free Fund
33.  Moderate Balanced Fund
34.  Money Market Fund
35.  Money Market Trust
36.  National Limited Term Tax-Free Fund
37.  National Tax-Free Fund
38.  National Tax-Free Institutional  Money Market Fund
39.  National Tax-Free Money Market Fund
40.  National Tax-Free Money Market Trust
41.  Nebraska Tax-Free Fund
42.  Oregon Tax-Free Fund
43.  OTC Growth Fund
44.  Outlook Today Fund
45.  Outlook 2010 Fund

46.  Outlook 2020 Fund
47.  Outlook 2030 Fund
48.  Outlook 2040 Fund
49.  Overland Express Sweep Fund
50.  Prime Investment Money Market Fund
51.  Small Cap Growth Fund
52.  Small Cap Opportunities Fund
53.  Small Cap Value Fund
54.  Small Company Growth Fund
55.  Small Company Value Fund
56.  Specialized Health Sciences Fund
57.  Specialized Technology Fund
58.  Stable Income Fund
59.  Strategic Growth Allocation Fund
60.  Strategic Income Fund
61.  Tactical Maturity Bond Fund
62.  Treasury Plus Institutional Money Market Fund
63.  Treasury Plus Money Market Fund
64.  Wealthbuilder Growth and Income Portfolio
65.  Wealthbuilder Growth Balanced Portfolio
66.  Wealthbuilder Growth Portfolio
67.  100% Treasury Money Market Fund

     Approved by Board of Trustees: October 24, 2000, December 18, 2000, February 6, 2001, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001 and December 23, 2001.

     Most Recent Annual Approval Date: August 7, 2001.

     The above list of funds is agreed to as of February 5, 2002.

                                        WELLS FARGO FUNDS TRUST


                                        By: /s/ C. David Messman
                                            ------------------------------------
                                            C. David Messman
                                            Secretary

                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By: /s/ Karla M. Rabusch
                                            ------------------------------------
                                            Karla M. Rabusch
                                            Senior Vice President, Chief
                                            Administrative Officer and Chief
                                            Financial Officer

                                        WELLS FARGO BANK MINNESOTA, N.A.

                                        By: /s/ Robert G. Smith
                                            ------------------------------------
                                            Robert G. Smith
                                            Vice President

                                       A-2